                                                                   EXHIBIT 10.23
                               LEASE AMENDMENT I

  The parties to this Amendment are Westlake Center Associates Limited Partnership, a Washington limited partnership, hereinafter called "Lessor", and PRIMUS KNOWLEDGE SOLUTIONS, INC. formerly doing business as PRIMUS COMMUNICATIONS, formerly known as SYMBOLOGIC CORPORATION herein-after called "Lessee."

  Whereas the parties hereto have heretofore entered into a Lease executed under the date of July 28, 1995, in and to 8,065 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 24,725 square feet, known as Suite 1900, of the following described premises in the City of Seattle, County of King, State of Washington, to wit:

          Lots 1, 2, 3, 7, 8, 9, 10, 11 and 12, Block 1, ADDITION TO THE TOWN OF SEATTLE as laid off by the Heirs of SARAH A. BELL, deceased (commonly known as Heirs of SARAH A. BELL'S ADDITION
          TO THE CITY OF SEATTLE) according to the plat recorded in Volume 1 of Plats, page 103, in King County, Washington;

          EXCEPT the Southwesterly 12 feet of said Lots 1, 2 and 3 condemned by the City of Seattle in King County Superior Court Cause No. 52280, for the widening of Fourth Avenue, as provided by Ordinance 13776 of said City; and

          EXCEPT the Southeasterly 7 feet of said Lots 1 and 12 condemned by the City of Seattle, in King County Superior Court Cause No. 57057 for the widening of Pine Street as provided by Ordinance 14500 of said City;

          TOGETHER WITH all of the vacated alley lying within said Block 1. The Property is generally bounded by Fifth Street on the east, Pine Street on the south, Fourth Avenue on the west, and Olive Way on the north.

  Whereas the parties desire to expand the Premises by 3,621 square feet of Net
Rentable Area on the 18th Floor of said Lease.   Now, therefore, for good and
valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Lease, effective February 1, 1999, as follows:

      1. Section 1(b), Premises, is amended to show that the square footage of the Premises has been revised from 24,725 S.F. to 28,346 S.F. Therefore, Section 1(b), Premises, is amended to read as follows:

          "Premises: Consisting of 16,660 square feet of net rentable area on the 19th floor and 11,686 square feet of net rentable area on the 18th Floor for a combined total of 28,346 square feet of net rentable area of the building, as outlined on the floor plan attached hereto as Exhibit C-1, including tenant improvements, if any, as described in Exhibit A-1."

      2. Section 1(c), Floor Areas, is amended to show that the agreed rentable area of the Premises has been revised from 24,725 square feet to 28,346 square feet. Therefore, Section 1(c) is amended to read as follows:

          "The agreed net rentable area of the Premises is 28,346 square feet and of the building is 335,850 square feet."

      3. Section 1(e), Commencement Date, is amended to show the term for the Lease expansion commences February 15, 1999.

      4. Section 1(f), Expiration Date, for the 24,725 square feet is not amended. The expiration date for the 3,621 square feet of expansion space shall be co-terminus with the 24,725 square feet. Therefore, the expiration date for the 28,346 square feet shall be October 31, 2000.

5. Section 1(j), Exhibits, is amended to include the attached Exhibit A-1, Tenant Improvements for the Eighteenth Floor Expansion Space, supplementing the existing Exhibit A.

6. Section 1(j), Exhibits, is amended to include the attached Exhibit C-1, The Expansion Premises, Eighteenth Floor, supplementing the existing Exhibit C.

7. Attachment II, Special Provision #2, Monthly Rent, is amended to include an additional 3,621 net rentable square feet. The additional 3,621 net rentable square feet shall be included in the rental rate structure accordingly. Therefore, the rental rate structure in Attachment II, Special Provision #2, of the Lease Agreement, shall be adjusted to reflect increases to the Net Rentable Area and Monthly Rent upon substantial completion of the tenant improvements as outlined in the attached Exhibit A-1 as follows:

                                          Square Feet
of                                        Basic Annual      Basic
Period                                        NRA        Rental Rate   Monthly Rent
------                                        ---        -----------   ------------

02/01/99 - 02/14/99                           24,725      $18.25/S.F.     $18,801.30

02/15/99 - 02/28/99                           24,725      $18.25/S.F.     $18,801.30
                                               3,621      $32.00/S.F.     $ 4,506.13
------------------------------------         -------                      ----------
                                              28,346                      $23,307.43

03/01/99  10/31/00                            24,725      $18.25/S.F.     $37,602.60
                                               3,621      $32.00/S.F.     $ 9,656.00
------------------------------------         -------                      ----------
                                              28,346      TOTAL:          $47,258.60

8. Attachment I, Special Provision #23, Brokers, is deleted in its entirety and replaced with a new Special Provision #23, Brokerage Fees, as follows:

          "Lessor shall pay Pacific Real Estate Partners a brokerage fee of 5% of the lease expansion consideration to be paid upon occupancy of 3,621 square foot expansion space by Lessee. Lessee warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Amendment I excepting only Pacific Real Estate Partners and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease Amendment I."

9. Attachment II, Special Provision #6, Parking, is hereby amended to show that Lessee shall have the option to enter into parking contracts for up to three (3) additional parking contracts for a total of twenty-three (23) parking contracts. Said contracts shall be available for the tenants use throughout the term of this Agreement at the prevailing rate charged by the operator of the garage plus all applicable Washington State and local taxes. Additional parking may be taken with any future expansion in the building at a ratio of 1/1,200 square feet of Net Rentable Area at the prevailing rate charged by the operator of the garage plus all applicable Washington State and local taxes.

10.       Attachment II, Special Provisions, Number 3, Lease Renewal Options is
                                                       ---------------------
          hereby amended to include the following paragraph:

          "Lessee shall have the right to renew the 3,621 square feet of expansion space on the eighteenth (18th) floor at the same terms and conditions as stated in Special Provisions, Number 3, Lease Renewal
                                                                -------------
          Options of the Lease Agreement dated July 28, 1995."
          -------

     11.  Attachment II, Special Provisions, Number 4, Expansion Option/Right of
                                                       -------------------------
First Offer is hereby amended to delete the first sentence in its entirety and
-----------
replace it with the following:

          "For so long as Lessee is not in default of the Lease, Lessee shall have the Senior Right of First Offer on any available space on the eighteenth (18th) floor and be subject to the pre-existing rights of Lessor's existing tenants on the twentieth (20th) floor and Lessee shall have:"


  Except as herein amended, said Lease shall remain in full force and effect in accordance with all of its terms and provisions.



IN WITNESS HEREOF, the parties have hereinto set their hands and seals this 27th day of January, 1999.
----        -------    --

LESSOR:                                    LESSEE:

WESTLAKE CENTER ASSOCIATES                 PRIMUS KNOWLEDGE SOLUTIONS,
LIMITED PARTNERSHIP                        INC.
 By: Rouse Westlake Limited Partnership,
     General Partner

By:  Rouse-Seattle, Inc.                   By:  /s/ Elizabeth J. Huebner
   ------------------------                   ---------------------------

Its: General Partner                      Its:   VP - CFO
    -----------------------                   ---------------------------

By: /s/ Duke S. Kassolis
   ------------------------
        Duke S. Kassolis

Its: Senior Vice President
    -----------------------

                           ACKNOWLEDGMENT OF LESSOR


STATE OF Maryland    )
         -----------
                     ) ss.
COUNTY OF Howard     )
         ------------

   On this 27th day of January, 1999, before me, the undersigned, a
           ----        -------    --
Notary Public in and for the State of Maryland, duly commissioned
                                      --------
and sworn, personally appeared Duke S. Kassolis, to me known to be the
                               ----------------
Senior Vice President, that executed the within and foregoing
---------------------
instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

   WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                   Cynthia L. Teed
                               ---------------------------------------
                               Notary Public in and for the State of Maryland
[STAMP APPEARS HERE]           _________________ residing at _________
                               My commission expires   1/1/01
                                                     -----------------
                               Print Name Cynthia L. Teed
                                          ----------------------------



                           ACKNOWLEDGMENT OF LESSEE

(Corporate)

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

   On this 11th day of January, 1999, before me personally appeared
           ----        -------    --
Elizabeth J. Huebner and ______________________________ to me
-------------------
known to be the CFO and ______________________________,
                ---
respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                               Elizabeth P. Yaley
                               ------------------
                               Notary Public in and for the State of
                               Washington residing at Bothell
                               ----------             -------
[STAMP APPEARS HERE]           My commission expires 4-29-2000
                                                     ---------
                               Print Name Elizabeth P. Yaley
                                          ------------------

                                  EXHIBIT A-1
                              TENANT IMPROVEMENTS
                           FOR THE 3,621 SQUARE FOOT
                        EIGHTEENTH FLOOR EXPANSION SPACE


Lessor shall provide the expansion area in its "As Is" condition under this Lease Amendment except for the following Lessor provided improvements to be commenced upon execution of said Lease Amendment:


     1. Lessor, at its sole cost, shall clean the carpet throughout the premises.

     2. Lessor, at its sole cost, shall repaint all painted surfaces in the premises with building standard paint in a color mutually acceptable to Lessor and Lessee. Lessor shall refurbish all doors and frames as needed throughout the premises.

     3.  Lessor, at its sole cost, shall replace any damaged ceiling tiles.

     4. To incorporate expansion space into Lessee's existing premises, Lessor at Lessor's sole cost and expense, shall:

           a. Remove existing partition and any associated electrical and data lines as shown on Exhibit C.

           b.  Patch and paint area as needed where partitioning is removed.


           c. Provide carpet patch to match existing carpet as close as possible.


     Excluded from Lessor's work are all items not specifically included in Items #1 through #4 above. Included in this exclusion are trade fixtures, plumbing, cabinetry, furniture, movable furniture partitions, work stations, wood base, storage shelving, installing telephones, telephone cable, any additional structural work required as a result of the location of files, rolling files, installation of floor track and rolling files, computer and data cable, fine finish items such as wall coverings, floor coverings, millwork, etc., and similar items.

                                  EXHIBIT C-1
                            THE EXPANSION PREMISES
                               EIGHTEENTH FLOOR
                               3,621 SQUARE FEET



                              [MAP APPEARS HERE]


WESTLAKE CENTER OFFICE TOWER
SUITE 1805
3,621 SQ FT